UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

EVgo Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39572	85-2326098
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11835 West Olympic Boulevard, Suite 900E Los Angeles, California	90064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 494-3833

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of Class A common stock, $0.0001 par value per share	EVGO	The Nasdaq Global Select Market
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	EVGOW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 1, 2024, Olga Shevorenkova, the Chief Financial Officer of EVgo Inc. (the “Company”), resigned as Chief Financial Officer of the Company, effective on or about May 31, 2024 (such date, the “Separation Date”). Ms. Shevorenkova’s resignation is a result of her intention to pursue an opportunity with a private company and was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices, including the Company’s accounting principles and practices and internal controls.

On May 6, 2024, the Company’s Board of Directors appointed Stephanie Lee, the Company’s Executive Vice President of Accounting and Finance, as the Company’s Interim Chief Financial Officer and principal accounting officer, in each case effective on the day after the Separation Date. Ms. Lee is expected to serve in these roles while the Company conducts a search for a permanent Chief Financial Officer and until her replacement is duly appointed.

Ms. Lee, age 44, has served as the Company’s Executive Vice President of Accounting and Finance since February 2024, prior to which she served as the Company’s Senior Vice President of Accounting beginning in December 2022. In these roles, Ms. Lee has primarily been responsible for financial planning and analysis, financial reporting, accounting, tax and compliance matters. She also served as the Company’s Interim Chief Financial Officer during Ms. Shevorenkova’s maternity leave from July to September 2023. Prior to joining the Company, Ms. Lee held various roles at Boingo Wireless, Inc. (“Boingo”), a wireless communications company, including SVP – Accounting from July 2019 to December 2022, VP – Accounting from 2017 to July 2019, Senior Director – Accounting and Compliance from 2015 to 2016, Director – Accounting and Compliance in 2014, and Director – Internal Audit from December 2012 to 2013. In these roles, Ms. Lee was responsible for Boingo’s financial reporting, accounting, tax, compliance, and operational transformation projects including various business integrations and systems implementations. Ms. Lee helped lead Boingo’s growth as a publicly traded company until the completion of its transition to a privately owned company resulting from its merger with an affiliate of DigitalBridge Group LLC in June 2021. Ms. Lee’s prior experience includes twelve years as an auditor in KPMG LLP’s Audit practice. Ms. Lee is an active Certified Public Accountant registered with the California Board of Accountancy. Ms. Lee received a B.A. in English with an Accounting minor from University of California – Los Angeles.

In connection with her appointment as Interim Chief Financial Officer, Ms. Lee will remain subject to the Company’s standard form of indemnification agreement for its executive officers, which requires the Company, among other things, to indemnify its executive officers against liabilities that may arise by reason of their status or service and to advance all expenses incurred by executive officers in investigating or defending any action, suit or proceeding. The foregoing description is qualified in its entirety by the full text of the Company’s form of indemnification agreement, which was filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on July 8, 2021, and which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVgo Inc.

Date: May 7, 2024	By:	/s/ Francine Sullivan
	Name:	Francine Sullivan
	Title:	Chief Legal Officer